UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 1, 2004

PACIFICHEALTH LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23495	22-3367588

(Commission File Number)	(IRS Employer Identification No.)

100 Matawan Road, Suite 420 Matawan, NJ	07747-3913

(Address of Principal Executive Offices)	(Zip Code)

(732) 739-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry Into a Material Definitive Agreement.

     Effective September 1, 2004, PacificHealth Laboratories, Inc. entered into an Employment Agreement (“Agreement”) with its new President and Chief Executive Officer, David Mastroianni. The term of the Agreement expires December 31, 2006. The Agreement provides for Mr. Mastroianni to receive an annual base salary of $275,000, as well as a bonus equal to 5% of the Company’s pre-tax net income. In connection with the execution of the Agreement, Mr. Mastroianni has been granted options exercisable for 550,000 shares of the Company’s Common Stock at $.65 per share, 137,500 of which vested immediately with the remainder to vest over a three year period.

     If Mr. Mastroianni is terminated by the Company without cause during the term of the Agreement, he will receive an amount equal to his base salary from termination through the later of December 31, 2006 or the first anniversary of termination. Upon a change in control, Mr. Mastroianni would receive a lump sum equal to one year of base salary, and all of his options would vest.

     The Agreement provides for Mr. Mastroianni to be appointed to the Company’s board of directors upon commencement of employment, and thereafter during the term of the Agreement for the board of directors or nominating committee to nominate him at each election of directors.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 1, 2004, David Mastroianni was elected President and Chief Executive Officer of Pacifichealth Laboratories, Inc. Dr. Robert Portman, formerly President and Chief Executive Officer, will remain with the Company full time as Chairman and Chief Scientific Officer. In addition, as of September 1, 2004, the board of directors increased the number of directors on the board to seven and appointed Mr. Mastroianni as a director pursuant to the authority contained in the Company’s bylaws. Mr. Mastroianni’s Employment Agreement with the Company provides for him to be appointed to the board of directors upon commencement of employment, and thereafter to be nominated for reelection to the board upon each election of directors. The terms of Mr. Mastroianni’s Employment Agreement are discussed above in Item 1.01 of this Report.

Dr. Portman will also remain on the board of directors. Neither Mr. Mastroianni nor Dr. Portman serves on any board committees.

     Mr. Mastroianni, who has a B.S. in Nutritional Science from The University of Arizona and has worked in this field since graduating in 1981, held various executive positions for Weider Nutrition, a major branded consumer nutrition products company, from 1991 to 1998 including his last responsibility there as Executive Vice President of Sales and Marketing. From 1999 to 2003, Mr. Mastroianni was President of Unicity Network (created from the merger of Enrich International and Rexall Showcase), a global network marketing division of Royal Numico. Unicity sold and distributed nutritional and personal care products through independent distributors worldwide. Most recently, Mr. Mastroianni was President of NaturalGrowth, a company he founded to consult with senior management of natural health companies in developing all aspects of their business.

Section 9 – Financial Statements and Exhibits

(c)       Exhibits.

10.1      Employment Agreement between David Mastroianni and Pacifichealth Laboratories, Inc., dated as of September 1, 2004

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Dated: September 7, 2004	By:	/s/ Stephen P. Kuchen

Stephen P. Kuchen
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between David Mastroianni and Pacifichealth Laboratories, Inc., dated as of September 1, 2004